MUTUAL FUND SERVICES AGREEMENT

      THIS AGREEMENT made as of the 6th day of November, 2000, and amended as of this 13th day of October, 2005 by and between WILLIAMSBURG INVESTMENT TRUST (the "Trust"), a Massachusetts business trust, and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust desires that Ultimus provide certain mutual fund services for each series of the Trust, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

      WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.    RETENTION OF ULTIMUS.

      The Trust hereby retains Ultimus to act as the administrator, fund accountant and transfer agent of the Trust and to furnish the Trust with the services as set forth below. Ultimus hereby accepts such employment to perform such duties.

2.    ADMINISTRATION SERVICES.

      Ultimus shall provide the Trust with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may request that Ultimus perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, Ultimus shall:

      (a) calculate Trust expenses and administer all disbursements for the Trust, and as appropriate, compute the Trust's yields, total return, expense ratios and portfolio turnover rate;

      (b) prepare and coordinate, in consultation with Trust counsel, the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

      (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust's shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities the compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

      (d) develop and prepare, with the assistance of the Trust's investment adviser, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

      (e) administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, distributor and custodian;

      (f) calculate performance data of the Trust for dissemination to information services covering the investment company industry;

      (g) prepare and file all of the Trust's tax returns and prepare and mail annual Forms 1099, Forms W-2P and Forms 5498 to shareholders, with a copy to the Internal Revenue Service;

      (h) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

      (i) provide individuals reasonably acceptable to the Trust's Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

      (j)   advise the Trust and its  Trustees on matters  concerning  the Trust
            and  its  affairs,   including  making   recommendations   regarding
            dividends and distributions;

      (k) obtain and keep in effect on behalf of the Trust fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Trustees;

      (l) monitor and advise the Trust and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986;

      (m) monitor and advise the Trust and its Portfolios on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Trust's or any
            Portfolio's then current Prospectus or Statement of Additional Information;

      (n) provide such internal legal services as are requested by the Trust including, but not limited to, the coordination of meetings and preparation of materials for the quarterly and special meetings of the Trustees and meetings of the Trust's shareholders;

      (o) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available


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

            to, the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust;

      (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Trust or the investment adviser of the Trust;

      (q) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust by other agents of the Trust;

      (r) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2 under the 1940 Act; and

      (s) furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust as the Trust and Ultimus shall determine desirable.

3.    FUND ACCOUNTING SERVICES

      Ultimus will provide the Trust with the fund accounting services as set forth below:

      (a)   MAINTENANCE OF BOOKS AND RECORDS.

      Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Trust's financial and portfolio transactions as may be required by the rules and regulations of the SEC adopted under Section 31(a) of the 1940 Act. Ultimus shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

      (b)   PERFORMANCE OF DAILY ACCOUNTING SERVICES.

      In addition to the maintenance of the books and records specified above, Ultimus shall perform the following accounting services daily for each
      Portfolio:

            (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
            (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee, as approved by the Trust's Board of Trustees (hereafter referred to as "Trustees");
            (iii) Verify and reconcile with the Portfolios'  custodian all daily trade activity;
            (iv) Compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;
            (v)   Review  daily the net asset  value  calculation  and  dividend factor (if any) for each Portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;
            (vi) Determine unrealized appreciation and depreciation on securities held by the Portfolios;
            (vii) Amortize   premiums  and  accrete   discounts  on   securities
                  purchased at a price other than face value, if requested by the Trust;
            (viii)Update fund  accounting  system to reflect  rate  changes,  as received from a Portfolio's investment adviser, on variable interest rate instruments;
            (ix)  Post Portfolio transactions to appropriate categories;
            (x)   Accrue expenses of each Portfolio;
            (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) Portfolio share transactions and (3) income and expense accounts;
            (xii) Provide  accounting  reports in  connection  with the  Trust's regular annual audit and other audits and examinations by regulatory agencies; and
            (xiii)Provide  such  periodic  reports,  as the parties  shall agree upon.

      (c)   SPECIAL REPORTS AND SERVICES.

            (i) Ultimus may provide additional special reports upon the request of the Trust or a Portfolio's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.
            (ii) Ultimus may provide such other similar services with respect to a Portfolio as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

      (d)   ADDITIONAL ACCOUNTING SERVICES.

      Ultimus shall also perform the following additional accounting services for each Portfolio:

            (i) Provide monthly (or as frequently as may reasonably be requested by the Trust or a Portfolio's investment adviser) a set of financial statements for each Portfolio as described below, upon request of the Trust:

                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Security Purchases and Sales Journals
                  Portfolio Holdings Reports


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

            (ii)  Provide accounting information for the following:

                  (A) federal and state income tax returns and federal excise tax returns;
                  (B)   the  Trust's  semi-annual  reports  with the SEC on Form
                        N-SAR;
                  (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
                  (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                  (E) Ultimus' monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                  (F)   annual audit by the Trust's auditors; and
                  (G)   examinations performed by the SEC.

4.    TRANSFER AGENT AND SHAREHOLDER SERVICES

      Ultimus will provide the Trust with the transfer agent and shareholder services as set forth below:

      (a)   Shareholder Transactions
            ------------------------

            (i)   Process   shareholder   purchase  and  redemption   orders  in
                  accordance   with   conditions   set  forth  in  the   Trust's
                  prospectus.

            (ii)  Set  up  account  information,   including  address,  dividend
                  option, taxpayer identification numbers and wire instructions.

            (iii) Issue  confirmations  in compliance with Rule 10b-10 under the
                  Securities Exchange Act of 1934, as amended (the "1934 Act").

            (iv)  Issue periodic statements for shareholders.

            (v)   Process transfers and exchanges.

            (vi) Act as service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

            (vii) Record the  issuance  of shares and  maintain  pursuant to SEC
                  Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

            (viii)Perform such  services as required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

            (ix) Administer and/or perform all other customary services of a transfer agent.

      (b)   Shareholder Information Services
            --------------------------------

            (i) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

            (ii) Produce detailed history of transactions through duplicate or special order statements upon request.

            (iii) Provide mailing labels for distribution of financial  reports,
                  prospectuses,   proxy  statements  or  marketing  material  to
                  current shareholders.

            (iv) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

      (c)   Compliance Reporting
            --------------------

            (i) Provides reports to the SEC and the states in which the Portfolios are registered.

            (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

            (iii) Issue tax withholding reports to the Internal Revenue Service.

      (d)   Dealer/Load Processing (if applicable)
            --------------------------------------

            (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

            (ii)  Account  for  separation  of  shareholder   investments   from
                  transaction sale charges for purchase of Portfolio shares.

            (iii) Calculate  fees due under  12b-1  plans for  distribution  and marketing expenses.

            (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

      (e)   Shareholder Account Maintenance
            -------------------------------

            (i) Maintain all shareholder records for each account in each Portfolio.

            (ii)  Issue  customer  statements  on  scheduled  cycle,   providing
                  duplicate second and third party copies if required.

            (iii) Record shareholder account information changes.

            (iv)  Maintain account documentation files for each shareholder.

      Ultimus shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay Ultimus' out-of-pocket expenses.

5.    SUBCONTRACTING.

      Ultimus may, at its expense and, upon approval by the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in
Section 11 hereof, for all acts of such subcontractor as if such acts were its own.

6.    ALLOCATION OF CHARGES AND EXPENSES.

      Ultimus shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation, if any, of officers of the Trust who are affiliated persons of Ultimus.

      The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration and/or qualification of the shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of Ultimus or the investment adviser to the Trust, insurance premiums, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

7.    COMPENSATION OF ULTIMUS.

      For the services to be rendered, the facilities furnished and the expenses assumed by Ultimus pursuant to this Agreement, the Trust shall pay to Ultimus compensation at an annual rate specified in Schedule B attached hereto, as such Schedule may be amended from time to time by mutual agreement of the parties. Such compensation shall be calculated and accrued daily, and paid to Ultimus monthly.

      If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.

8.    REIMBURSEMENT OF EXPENSES

      In addition to paying Ultimus the fees described in Schedule B attached hereto, the Trust agrees to reimburse Ultimus for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

      (a) Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at Board meetings and shareholders' meetings;

      (b) All freight and other delivery and bonding charges incurred by Ultimus in delivering materials to and from the Trust;

      (c) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Trust, the Trust's investment adviser or custodian, dealers or others as required for Ultimus to perform the services to be provided hereunder;

      (d)   The cost of obtaining security market quotes;

      (e) The cost of microfilm, microfiche or other methods of storing records or other materials;

      (f)   The cost of printing and  generating  confirmations,  statements and
            other   documents  and  the  cost  of  mailing  such   documents  to
            shareholders and others;

      (g) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

      (h) Any expenses Ultimus shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes; and

      (i) Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

9.    EFFECTIVE DATE.

      This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

10.   TERM OF THIS AGREEMENT.

      The term of this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

      This Agreement may be terminated without penalty: (i) by provision of sixty (60) days' written notice; or (ii) by mutual agreement of the parties.

      Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

11.   STANDARD OF CARE.

      The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Section 11, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

      Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes).

      Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith and in accordance with the standard of care set forth above.

12.   INDEMNIFICATION.

      The Trust agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse Ultimus under this Section 12 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

      Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Section 12, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

13.   INDEMNIFICATION OF THE TRUST.

      Ultimus agrees to indemnify and hold harmless the Trust and each person who has been, is or may hereafter be a Trustee, officer, employee, shareholder or control person of the Trust against any and all Losses arising directly or indirectly out of Ultimus' failure to exercise the standard of care set forth above with respect to its services under this Agreement. The Trust and any such persons shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of the Trust's or such person's willful misfeasance, bad faith or negligence.

14.   RECORD RETENTION AND CONFIDENTIALITY.

      Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

15.   BUSINESS CONTINUITY PLAN; FORCE MAJEURE.

      Ultimus shall maintain an appropriate business continuity plan to protect the interests of the Trust and its shareholders from being placed at risk in the event of a significant business disruption. However, Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; provided, however, that upon the occurrence of any such event, Ultimus shall use commercially reasonable best efforts to limit such damages, loss of data, delays or other losses.


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

16.   RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

      All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

17.   REPRESENTATIONS OF THE TRUST.

      The Trust certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

18.   REPRESENTATIONS OF ULTIMUS.

      Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and Ultimus' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of the Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement. Ultimus further represents that it will inform the Trust immediately in the event there is a material adverse change in its financial condition.

19.   INSURANCE.

      Ultimus shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. Ultimus shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

20.   INFORMATION TO BE FURNISHED BY THE TRUST.

      The Trust has furnished to Ultimus the following:

      (a) Copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

      (b)   Copies of the following documents:

            (1)   The Trust's Bylaws and any amendments thereto; and
            (2) Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder.

      (c) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

      (d) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

21.   AMENDMENTS TO AGREEMENT.

      This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

      For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

22.   COMPLIANCE WITH LAW.

      Except for the obligations of Ultimus otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

23.   NOTICES.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at 800 Main Street, Suite 202, Lynchburg, Virginia 24505, Attn: John T. Bruce; and if to Ultimus, at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

24.   ASSIGNMENT.

      This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

25.   GOVERNING LAW.

      This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

26.   LIMITATION OF LIABILITY.

      A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Portfolio, that Portfolio), and the Ultimus shall look only to the assets of the Trust, or the particular Portfolio, for the satisfaction of such obligations.

27.   MULTIPLE ORIGINALS.

      This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            WILLIAMSBURG INVESTMENT TRUST

                                            By: /s/ Charles M. Caravati, Jr.
                                                --------------------------------
                                            Title: Chairman

                                            ULTIMUS FUND SOLUTIONS, LLC

                                            By: /s/ Robert G. Dorsey
                                                --------------------------------
                                            Title: President

                                   SCHEDULE A

                  TO THE MUTUAL FUND SERVICES AGREEMENT BETWEEN
                          WILLIAMSBURG INVESTMENT TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                 FUND PORTFOLIOS
                                 ---------------

                          FBP Contrarian Balanced Fund
                           FBP Contrarian Equity Fund
                        The Government Street Equity Fund
                       The Government Street Mid-Cap Fund
                         The Government Street Bond Fund
                         The Alabama Tax Free Bond Fund
                           The Jamestown Balanced Fund
                            The Jamestown Equity Fund
                            The Jamestown Select Fund
                     The Jamestown International Equity Fund
                     The Jamestown Tax Exempt Virginia Fund
                            The Davenport Equity Fund

                                                   Revised as of January 1, 2008
                                                   -----------------------------

                                   SCHEDULE B

                  TO THE MUTUAL FUND SERVICES AGREEMENT BETWEEN
                        WILLIAMSBURG INVESTMENT TRUST AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                      FEES

      Ultimus will provide all of the fund administration, fund accounting and pricing, transfer agent and shareholder services described herein for a monthly fee calculated at an annual rate as a percentage of each Portfolio's average daily net assets as follows:

EQUITY/BALANCED/TAX-FREE BOND FUNDS
-----------------------------------

            ---------------------------------------------------------
                AVERAGE DAILY NET ASSETS                     FEE*
            ---------------------------------------------------------
            First $25 million                               .150%
            ---------------------------------------------------------
            $25 to $50 million                              .125%
            ---------------------------------------------------------
            In excess of $50 million                        .100%
            ---------------------------------------------------------

TAXABLE BOND FUNDS
------------------

            ---------------------------------------------------------
                AVERAGE DAILY NET ASSETS                     FEE*
            ---------------------------------------------------------
            First $200 million                              .075%
            ---------------------------------------------------------
            In excess of $200 million                       .050%
            ---------------------------------------------------------

INTERNATIONAL FUNDS

            ---------------------------------------------------------
                AVERAGE DAILY NET ASSETS                     FEE*
            ---------------------------------------------------------
            First $25 million                               .200%
            ---------------------------------------------------------
            $25 to $50 million                              .175%
            ---------------------------------------------------------
            In excess of $50 million                        .150%
            ---------------------------------------------------------

      * The Government Street Bond Fund, The Alabama Tax Free Bond Fund and The Jamestown Tax Exempt Virginia Fund are each subject to a monthly minimum fee of $3,500; each of the other Funds are subject to a monthly minimum fee of $4,000.

o The above fee includes 1,000 shareholder accounts with no additional charge. For Portfolios with more than 1,000 shareholder accounts, Ultimus would charge an additional fee at the annual rate of $10.00 per account for each account in excess of 1,000.

o The above fee includes 100 portfolio trades per month (exclusive of daily cash investments). For Portfolios with more than 100 portfolio trades per month, Ultimus would charge $5.00 for each trade in excess of 100.

o     Ultimus charges a $15 annual maintenance fee for IRA accounts.

o Ultimus charges an annual fee of $1,000 per Portfolio for Web Inquiry capability whereby shareholders can access their account information via the Portfolios' website.

      OUT-OF-POCKET EXPENSES:

      The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 8 of this Agreement.